Exhibit 4.9

NINTH SUPPLEMENTAL INDENTURE

dated as of December 28, 2011

among

Kennedy-Wilson, Inc.,

Kennedy-Wilson Holdings, Inc.,

The Released Subsidiaries Party Hereto,

The Guarantors Party Hereto

and

Wilmington Trust, National Association

as Trustee

8.750% Senior Notes due 2019

THIS NINTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of December 28, 2011, among Kennedy-Wilson, Inc., a Delaware corporation (the “Company”), KW Anaheim Land Partners LLC, a Delaware limited liability company, Pacifica West Coast Partners, LLC, a California limited liability company, KW Multi-Family Management Group, a California corporation, KW Mill Creek Property Manager, LLC, a California limited liability company, KW Sunrise Carlsbad, LLC, a Delaware limited liability company, and Sunrise Property Associates, LLC, a Delaware limited liability company (each a “Released Subsidiary” and collectively, the “Released Subsidiaries”), the Guarantors (as defined in the Indenture referred to below), Kennedy-Wilson Holdings, Inc., a Delaware corporation, as the Parent Guarantor (the “Parent Guarantor”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and Wilmington Trust FSB, as trustee, entered into the Indenture, dated as of April 1, 2011 (the “Indenture”), relating to the Company’s 8.750% Senior Notes due 2019 (the “Notes”);

WHEREAS, the Trustee succeeded Wilmington Trust FSB, as trustee under the Indenture as of July 1, 2011, pursuant to the provisions of Section 7.09 of the Indenture;

WHEREAS, Section 10.09 of the Indenture provides that under certain circumstances the Guaranty (as defined in the Indenture) of a Released Subsidiary will terminate;

WHEREAS, the Company and the Released Subsidiaries have duly authorized the execution and delivery of this Supplemental Indenture, subject to the terms and conditions described herein;

WHEREAS, the Company, Released Subsidiaries, the Parent Guarantor and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms and to give effect to the terms and conditions set forth herein and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. The Guaranty of each Released Subsidiary named above is hereby terminated pursuant to Section 10.09 of the Indenture.

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Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Released Subsidiaries.

Section 6. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Kennedy-Wilson, Inc., as Company

By:	/s/ Freeman A. Lyle
Name: Freeman A. Lyle
Title: Chief Financial Officer

Kennedy-Wilson Holdings, Inc., as Parent Guarantor

By:	/s/ Freeman A. Lyle
Name: Freeman A. Lyle
Title: Chief Financial Officer

Wilmington Trust, National Association, as Trustee

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

Each of the Guarantors named in Exhibit A hereto

By:	/s/ Freeman A. Lyle
Name: Freeman A. Lyle
Title: President and Secretary

Each of the Released Subsidiaries named in Exhibit B hereto

By:	/s/ Freeman A. Lyle
Name: Freeman A. Lyle
Title: President and Secretary

[Supplemental Indenture Signature Page]

Exhibit A

Guarantors

KENNEDY-WILSON PROPERTIES LTD.

KENNEDY-WILSON PROPERTY SERVICES, INC.

KENNEDY-WILSON PROPERTY SERVICES II, INC.

KENNEDY WILSON PROPERTY SERVICES III, LP

KENNEDY-WILSON PROPERTY EQUITY, INC.

KENNEDY-WILSON PROPERTY EQUITY II, INC.

KENNEDY-WILSON PROPERTY SPECIAL EQUITY, INC.

KENNEDY-WILSON PROPERTY SPECIAL EQUITY II, INC.

KENNEDY WILSON PROPERTY SPECIAL EQUITY III, LLC

K-W PROPERTIES

KENNEDY WILSON PROPERTY SERVICES III GP, LLC

KW BASGF II MANAGER, LLC

KWF INVESTORS I, LLC

KWF INVESTORS II, LLC

KW INVESTORS III, LLC

KWF MANAGER I, LLC

KWF MANAGER II, LLC

KWF MANAGER III, LLC

KENNEDY WILSON OVERSEAS INVESTMENTS, INC.

FAIRWAYS 340 CORP.

KW - RICHMOND, LLC

SG KW VENTURE I MANAGER LLC

KW LOAN PARTNERS I, LLC

KW LOAN PARTNERS II LLC

KW SUMMER HOUSE MANAGER, LLC

KW MONTCLAIR, LLC

KW BLOSSOM HILL MANAGER, LLC

KW SERENADE MANAGER, LLC

K-W SANTIAGO INC.

KW REDMOND MANAGER, LLC

DILLINGHAM RANCH AINA LLC

68-540 FARRINGTON, LLC

KW DILLINGHAM AINA LLC

KENNEDY WILSON FUND MANAGEMENT GROUP, LLC

KENNEDY WILSON INTERNATIONAL

KENNEDY WILSON TECH, LTD.

KWP FINANCIAL I.

KENNEDY WILSON AUCTION GROUP INC.

KENNEDY-WILSON PROPERTIES, LTD.

KWF MANAGER IV, LLC

KWF MANAGER V, LLC

KW IRELAND, LLC

KENNEDY WILSON PROPERTY EQUITY IV, LLC

KW RESIDENTIAL GROUP, INC.

KWF FUND IV – KOHANAIKI, LLC

KW TELSTAR PARTNERS, LLC

KWF INVESTORS IV, LLC

KWF INVESTORS V, LLC

Exhibit B

Released Subsidiaries

KW ANAHEIM LAND PARTNERS LLC

PACIFICA WEST COAST PARTNERS, LLC

KW MULTI-FAMILY MANAGEMENT GROUP

KW MILL CREEK PROPERTY MANAGER, LLC

KW SUNRISE CARLSBAD, LLC

SUNRISE PROPERTY ASSOCIATES, LLC